Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-10 of Digi Power X Inc. of our report dated March 28, 2025, relating to the consolidated financial statements of Digi Power X Inc., appearing in the Annual Report on Form 20-F of Digi Power X Inc. for the year ended December 31, 2024.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

May 15, 2025